Lucas Energy, Inc. S-8 POS

Exhibit 5.1

April 13, 2016

Lucas Energy, Inc.

450 Gears Road, Suite 780

Houston, Texas 77067

Re:	Lucas Energy, Inc.
Post-Effective Amendment No. 1 to Form S-8 Registration Statement
Relating to the Lucas Energy, Inc. Amended and Restated 2014 Stock Incentive Plan

Ladies and Gentlemen:

We have acted as counsel for Lucas Energy, Inc., a Nevada corporation (the “Company”), in connection with the Company’s registration under the Securities Act of 1933, as amended (the “Act”), of the offer, sale and issuance of an aggregate of up to 40,000 shares of common stock, $0.001 par value per share (collectively, the “Shares”) of the Company, pursuant to the Company’s Post-Effective Amendment No. 1 to Form S-8 Registration Statement (File No. 333-195959) (the “Post-Effective Amendment”) to be filed with the Securities and Exchange Commission (the “Commission”) on April 13, 2016, which amends that certain registration statement filed by the Company with the Commission on Form S-8 on May 15, 2014 (the “Original Registration Statement”, and together with the Post-Effective Amendment, the “Registration Statement”), which Shares have been or may be issued from time to time in accordance with the terms of the Company’s Amended and Restated 2014 Stock Incentive Plan, as approved by the Board of Directors of the Company on February 8, 2016 and the stockholders of the Company on March 29, 2016 (the “Plan”). The Shares represent shares of common stock of the Company reserved for future issuance under the Plan. Awards of Shares and awards of rights to acquire Shares outstanding under the Plan on the date hereof and hereafter made pursuant to the Plan are referred to herein as “Awards”.

In reaching the opinions set forth herein, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and such statutes, regulations and other instruments as we deemed necessary or advisable for purposes of this opinion, including (i) the Company’s Articles of Incorporation, as amended to date, (ii) the Company’s Bylaws, as amended, (iii) the Registration Statement and the exhibits thereto, (iv) certain resolutions adopted by the Board of Directors of the Company, (v) the Plan; and (vi) such other certificates, instruments, and documents as we have considered necessary for purposes of this opinion letter. We have also reviewed such matters of law as we considered necessary or appropriate as a basis for the opinion expressed below. For purposes of rendering the opinion expressed below, we have assumed (i) that any conditions to the issuance of the Shares pursuant to the Plan and the Awards made thereunder have been or will be satisfied in full at the time of each issuance of Shares pursuant to the Plan and (ii) that, at the time of issuance of each of the Shares pursuant thereto, the Plan will remain in effect and will not have been amended or modified in any manner that affects adversely the validity of the Shares upon issuance under the terms of the Plan, and none of the Awards and the agreements, documents and instruments governing the award, offer and sale of the Shares pursuant to the Plan (collectively, the “Award Documents”) will contain any provision inconsistent with such opinion.

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As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company, including the Registration Statement and, to the extent that we deemed such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

With your permission, we have made and relied upon the following assumptions, without any independent investigation or inquiry by us, and our opinion expressed below is subject to, and limited and qualified by the effect of, such assumptions: (1) all corporate records furnished to us by the Company are accurate and complete; (2) the Registration Statement to be filed by the Company with the Commission will be identical to the form of the document that we have reviewed; (3) all statements as to factual matters that are contained in the Registration Statement (including the exhibits to the Registration Statement) and the Plan are accurate and complete; (4) the Company will issue the Shares in accordance with the terms of the Registration Statement and the applicable Plan; (5) the Company will at all times remain duly organized, validly existing, and in good standing under the laws of the State of Nevada; (6) the Company will at all times reserve a sufficient number of shares of its unissued common stock as is necessary to provide for the issuance of the Shares; and (7) in connection with each issuance of any Shares, the Company will duly execute and deliver a stock certificate evidencing the Shares or, with respect to any Shares issued on an uncertificated basis, the Company will comply with applicable laws regarding the documentation of uncertificated securities.

We have also assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authority of all persons signing all documents submitted to us on behalf of the parties to such documents, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic original documents of all documents submitted to us as copies, and (vi) that all information contained in all documents reviewed by us is true, correct and complete.

Based on the foregoing and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that, subject to the Post-Effective Amendment becoming effective under the Act and the rules and regulations promulgated pursuant thereto (the “Rules”), the Rules and all other applicable securities laws, the Shares issued after the date on which the Post-Effective Amendment becomes effective that are original issuance securities, when issued in accordance with the terms of the Plan and the terms of the applicable Award Documents upon receipt by the Company of payment for such Shares of an amount of cash or other legal consideration having a value of not less than the aggregate par value of such Shares and duly registered on the Company’s stock transfer records in the name or on behalf of the persons acquiring such Shares pursuant to the Plan and applicable Award Documents, will be validly issued, fully paid and nonassessable.

This opinion is expressly limited in scope to the Shares enumerated herein which are to be expressly covered by the referenced Registration Statement. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, other than as expressly stated above with respect to the Shares.

We express no opinion as to the laws of any state or jurisdiction other than the laws governing corporations of the State of Nevada (including applicable provisions of the Nevada Constitution and reported judicial decisions interpreting such laws and such Constitution) and the federal laws of the United States of America. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. We have made such examination of Nevada law as we have deemed relevant for purposes of this opinion. We express no opinion as to any county, municipal, city, town or village ordinance, rule, regulation or administrative decision.

This opinion (i) is rendered in connection with the filing of the Registration Statement, (ii) is rendered as of the date hereof, and we undertake no, and hereby disclaim any kind of, obligation to advise you of any change or any new developments that might affect any matters or opinions set forth herein, and (iii) is limited to the matters stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.

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We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Act, or the Rules.

Sincerely,

/s/ The Loev Law Firm, PC
The Loev Law Firm, PC

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